EXHIBIT 23-A


                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Management Incentive Stock Option Plan of Sprint Corporation of our reports dated February 1, 2001, with respect to the consolidated financial statements and schedule of Sprint Corporation, as amended, and the combined financial statements of the Sprint FON Group and the Sprint PCS Group, as amended, included in Sprint Corporation's Annual Report (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

                                        Ernst & Young LLP

Kansas City, Missouri
December 18, 2001